As filed with the Securities and Exchange Commission on August 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MannKind Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3607736
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Casper Street

Danbury, Connecticut 06810

(818) 661-5000

(Address of Principal Executive Offices, Including Zip Code)

MannKind Corporation 2018 Equity Incentive Plan

MannKind Corporation 2004 Employee Stock Purchase Plan

(Full Title of the Plans)

Michael E. Castagna

Chief Executive Officer

MannKind Corporation

1 Casper Street

Danbury, Connecticut 06810

(Name and Address of Agent for Service)

(818) 661-5000

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Thomson Corporate Vice President, General Counsel & Secretary MannKind Corporation 1 Casper Street Danbury, Connecticut 06810 (818) 661-5000	L. Kay Chandler, Esq. Asa M. Henin, Esq. Cooley LLP 10265 Science Center Drive San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its common stock, par value $0.01 per share, or the Common Stock, for issuance under (i) the 2018 Equity Incentive Plan, as amended, under Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or SEC, on August 7, 2020 (File No. 333-242367) and on August 7, 2018 (File No. 333-226648) and (ii)  the 2004 Employee Stock Purchase Plan, as amended, under Registration Statements on Form S-8 filed with the SEC on August  7, 2018 (File No. 333-226648), on August 26, 2005 (File No. 333-127876) and on July 30, 2004 (File No. 333-117811). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

ITEM 3. Incorporation of Certain Documents by Reference

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023;

(b) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 from the Registrant’s definitive proxy statement on Schedule 14A relating to its 2023 annual meeting of stockholders, filed with the SEC on April 10, 2023;

(c) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the SEC on May 9, 2023 and August 7, 2023, respectively;

(d) The Registrant’s Current Reports on Form 8-K, filed with the SEC on March  27, 2023 (with respect to Item 5.02 and Exhibit 10.1 only), May  30, 2023 and July 3, 2023; and

(e) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC on July 23, 2004, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the SEC, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 9, 2016).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MannKind Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on March 2, 2017).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MannKind Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on December 13, 2017).

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MannKind Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on May 27, 2020).

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MannKind Corporation (incorporated by reference to Exhibit 3.1 to MannKind’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on May 30, 2023).

4.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on May 27, 2020).

4.7	Form of common stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 16, 2017).

5.1	Opinion of Cooley LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	MannKind Corporation 2018 Equity Incentive Plan, as amended.

99.2	MannKind Corporation 2004 Employee Stock Purchase Plan, as amended.

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on August 23, 2023.

MANNKIND CORPORATION

By:	/s/ Michael E. Castagna
Michael E. Castagna
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Castagna and David Thomson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael E. Castagna Michael E. Castagna	Chief Executive Officer and Director (Principal Executive Officer)	August 23, 2023

/s/ Steven B. Binder Steven B. Binder	Chief Financial Officer (Principal Financial and Accounting Officer)	August 23, 2023

/s/ James S. Shannon James S. Shannon, M.D., MRCP (UK)	Chairman of the Board of Directors	August 23, 2023

/s/ Ronald J. Consiglio Ronald J. Consiglio	Director	August 23, 2023

/s/ Michael Friedman Michael Friedman, M.D.	Director	August 23, 2023

/s/ Jennifer Grancio Jennifer Grancio	Director	August 23, 2023

/s/ Anthony Hooper Anthony Hooper	Director	August 23, 2023

/s/ Sabrina Kay	Director	August 23, 2023
Sabrina Kay

/s/ Kent Kresa Kent Kresa	Director	August 23, 2023

/s/ Christine Mundkur Christine Mundkur	Director	August 23, 2023